Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces March 31, 2025 Financial Results and Declares Second Quarter 2025 Dividend of $0.42 per Share

BOSTON – May 5, 2025 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the first quarter ended March 31, 2025, and that its Board of Directors (the “Board”) has declared a dividend of $0.42 per share for the second quarter of 2025 and an additional dividend of $0.03 per share that was previously announced.

“BCSF’s first quarter results represent a strong start to the year driven by high net investment income, stable net asset value and continued solid credit performance,” said Michael Ewald, Chief Executive Officer of BCSF. “We believe the Company is well-positioned to navigate potential market volatility given our diversified portfolio of predominantly first lien senior secured loans, balance sheet strength, and our global team’s deep experience and disciplined investment approach.”

QUARTERLY HIGHLIGHTS

•	Net investment income (NII) per share was $0.50, equating to an annualized NII yield on book value of 11.3%(1);

•	Net income per share was $0.44, equating to an annualized return on book value of 10.0%(1);

•	Net asset value per share as of March 31, 2025 was $17.64, as compared to $17.65 as of December 31, 2024;

•	Gross and net investment fundings were $277.2 million and $30.8 million, respectively; ending net debt-to-equity was 1.17x, as compared to 1.13x as of December 31, 2024(2);

•	Investments on non-accrual represented 1.4% and 0.7% of the total investment portfolio at amortized cost and fair value, respectively, as of March 31, 2025;

•

During the quarter, the Company closed an offering of $350.0 million aggregate principal amount of 5.950% unsecured notes due 2030 (the “March 2030 Notes”). In connection with the March 2030 Notes, the Company entered into an interest rate swap agreement to receive a fixed interest rate of 5.950% per annum and pay a floating interest rate of SOFR plus 1.90% per annum; and

•

Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.42 per share for the second quarter of 2025 payable to stockholders of record as of June 16, 2025. The Board of Directors previously announced an additional dividend of $0.03 per share payable to stockholders of record as of June 16, 2025(3).

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q1 2025	Q4 2024
Net investment income per share	$0.50	$0.52
Net investment income	$32.1	$33.6
Earnings per share	$0.44	$0.34
Dividends per share declared and payable	$0.45	$0.45

($ in millions, unless otherwise noted)	As of March 31, 2025	As of December 31, 2024
Total fair value of investments	$2,464.9	$2,431.2
Total assets	$2,642.3	$2,632.2
Total net assets	$1,144.5	$1,139.7
Net asset value per share	$17.64	$17.65

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended March 31, 2025, the Company invested $277.2 million in 89 portfolio companies, including $140.3 million in 13 new companies, $134.4 million in 75 existing companies and $2.5 million in SLP. The Company had $246.4 million of principal repayments and sales in the quarter, resulting in net investment fundings of $30.8 million.

Investment Activity for the Quarter Ended March 31, 2025:

($ in millions)	Q1 2025	Q4 2024
Investment Fundings	$277.2	$547.8
Sales and Repayments	$246.4	$505.1

Net Investment Activity	$30.8	$42.7

As of March 31, 2025, the Company’s investment portfolio had a fair value of $2,464.9 million, comprised of investments in 175 portfolio companies operating across 29 different industries.

Investment Portfolio at Fair Value as of March 31, 2025:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loan	$1,579.5	64.2%
Second Lien Senior Secured Loan	20.4	0.8
Subordinated Debt	82.8	3.4
Preferred Equity	166.1	6.7
Equity Interest	226.9	9.2
Warrants	0.6	0.0
Investment Vehicles	388.6	15.7
Subordinated Note in ISLP	190.7	7.7
Equity Interest in ISLP	54.2	2.2
Subordinated Note in SLP	136.9	5.6
Preferred and Equity Interest in SLP	6.8	0.2

Total	$2,464.9	100.0%

As of March 31, 2025, the weighted average yield on the investment portfolio at amortized cost and fair value were 11.5% and 11.5%, respectively, as compared to 11.7% and 11.8%, respectively, as of December 31, 2024(4)(5). 93.2% of the Company’s debt investments at fair value were in floating rate securities.

As of March 31, 2025, four portfolio companies were on non-accrual status, representing 1.4% and 0.7% of the total investment portfolio at amortized cost and fair value, respectively.

As of March 31, 2025, ISLP’s investment portfolio had an aggregate fair value of $657.9 million, comprised of investments in 34 portfolio companies operating across 15 different industries. The investment portfolio on a fair value basis was comprised of 96.5% first lien senior secured loans, 0.8% second lien senior secured loans and 2.7% equity interests. 100% of ISLP’s debt investments at fair value were in floating rate securities.

As of March 31, 2025, SLP’s investment portfolio had an aggregate fair value of $1,424.6 million, comprised of investments in 98 portfolio companies operating across 26 different industries. The investment portfolio on a fair value basis was comprised of 99.6% first lien senior secured loans and 0.4% second lien senior secured loans. 100% of SLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended March 31, 2025 and December 31, 2024, total investment income was $66.8 million and $73.3 million, respectively.

Total expenses (before taxes) for the three months ended March 31, 2025 and December 31, 2024 were $33.7 million and $38.4 million, respectively.

Net investment income for the three months ended March 31, 2025 and December 31, 2024 was $32.1 million or $0.50 per share and $33.6 million or $0.52 per share, respectively.

During the three months ended March 31, 2025, the Company had net realized and unrealized losses of $3.6 million.

Net increase in net assets resulting from operations for the three months ended March 31, 2025 was $28.5 million, or $0.44 per share.

CAPITAL AND LIQUIDITY

As of March 31, 2025, the Company had total principal debt outstanding of $1,458.5 million, including $156.0 million outstanding in the Company’s Sumitomo Credit Facility, $352.5 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $300.0 million outstanding in the Company’s senior unsecured notes due March 2026, $300.0 million outstanding in the Company’s senior unsecured notes due October 2026, and $350.0 million outstanding in the Company’s senior unsecured notes due March 2030.

For the three months ended March 31, 2025, the weighted average interest rate on debt outstanding was 4.8%, as compared to 5.1% for the three months ended December 31, 2024.

As of March 31, 2025, the Company had cash and cash equivalents (including foreign cash) of $38.4 million, restricted cash and cash equivalents of $55.6 million, $30.3 million of unsettled trades, net of receivables and payables of investments, and $699.0 million of capacity under its Sumitomo Credit Facility. As of March 31, 2025, the Company had $544.6 million of undrawn investment commitments.

As of March 31, 2025, the Company’s debt-to-equity and net debt-to-equity ratios were 1.27x and 1.17x, respectively, as compared to 1.22x and 1.13x, respectively, as of December 31, 2024(2).

Endnotes

(1)	Net investment income yields and net income returns are calculated on average net assets, or book value, for the respective periods shown.

(2)	Net debt-to-equity represents principal debt outstanding less cash and cash equivalents and unsettled trades, net of receivables and payables of investments.

(3)	The second quarter dividend is payable on June 30, 2025 to stockholders of record as of June 16, 2025.

(4)

The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost or fair value. The weighted average yield does not represent the total return to our stockholders.

(5)

For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending amortized cost or fair value, as applicable. In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on May 6, 2025. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalspecialtyfinance.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-833-316-1983

•	International: 1-785-838-9310

•	Conference ID: BAIN

All participants will need to reference “Bain Capital Specialty Finance - First Quarter Ended March 31, 2025 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through May 13, 2025 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921

•	International: 1-412-317-6671

•	Conference ID: 11158986

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,799,763 and $1,784,019, respectively)	$1,813,479	$1,773,742
Non-controlled/affiliate investments (amortized cost of $74,926 and $77,269, respectively)	71,524	75,733
Controlled affiliate investments (amortized cost of $581,375 and $585,702, respectively)	579,942	581,714
Cash and cash equivalents	10,168	51,562
Foreign cash (cost of $28,476 and $2,640, respectively)	28,188	1,963
Restricted cash and cash equivalents	55,609	45,541
Collateral on derivatives	2,900	9,755
Deferred financing costs	4,333	4,591
Interest receivable on investments	31,061	39,164
Interest rate swap	5,371	—
Receivable for sales and paydowns of investments	32,186	37,760
Prepaid insurance	—	197
Unrealized appreciation on forward currency exchange contracts	1,471	4,690
Dividend receivable	6,083	5,745

Total Assets	$2,642,315	$2,632,157

Liabilities
Debt (net of unamortized debt issuance costs of $12,588 and $4,929, respectively)	$1,451,204	$1,390,270
Interest payable	11,610	13,860
Payable for investments purchased	1,917	29,490
Collateral payable on derivatives	6,000	—
Unrealized depreciation on forward currency exchange contracts	39	1,185
Base management fee payable	9,068	9,160
Incentive fee payable	2,222	4,696
Accounts payable and accrued expenses	15,751	14,771
Distributions payable	—	29,053

Total Liabilities	1,497,811	1,492,485

Commitments and Contingencies (See Note 10)
Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,868,507 and 64,562,265 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	65	65
Paid in capital in excess of par value	1,164,045	1,159,493
Total distributable loss	(19,606)	(19,886)

Total Net Assets	1,144,504	1,139,672

Total Liabilities and Total Net Assets	$2,642,315	$2,632,157

Net asset value per share	$17.64	$17.65

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$41,672	$43,849
Dividend income	1,725	—
PIK income	6,606	5,067
Other income	2,833	5,255

Total investment income from non-controlled/non-affiliate investments	52,836	54,171
Investment income from non-controlled/affiliate investments:
Interest from investments	8	2,581
Dividend income	—	821
PIK income	17	315
Other income	42	—

Total investment income from non-controlled/affiliate investments	67	3,717
Investment income from controlled affiliate investments:
Interest from investments	9,148	9,165
Dividend income	4,786	7,446
PIK income	2	—

Total investment income from controlled affiliate investments	13,936	16,611

Total investment income	66,839	74,499

Expenses
Interest and debt financing expenses	18,904	18,056
Base management fee	9,068	8,818
Incentive fee	2,222	9,232
Professional fees	714	801
Directors fees	174	174
Other general and administrative expenses	2,571	2,443

Total expenses, net of fee waivers	33,653	39,524

Net investment income before taxes	33,186	34,975
Income tax expense, including excise tax	1,076	1,025

Net investment income	32,110	33,950

Net realized and unrealized gains (losses)
Net realized loss on non-controlled/non-affiliate investments	(20,986)	(2,536)
Net realized gain (loss) on non-controlled/affiliate investments	(2,967)	4,719
Net realized gain (loss) on foreign currency transactions	(249)	23
Net realized gain (loss) on forward currency exchange contracts	(2,405)	1,727
Net change in unrealized appreciation on foreign currency translation	435	(208)
Net change in unrealized appreciation on forward currency exchange contracts	(2,073)	1,241
Net change in unrealized appreciation on non-controlled/non-affiliate investments	23,993	10,558
Net change in unrealized appreciation on non-controlled/affiliate investments	(1,866)	(13,358)
Net change in unrealized appreciation on controlled affiliate investments	2,555	(1,021)

Total net gain (loss)	(3,563)	1,145

Net increase in net assets resulting from operations	$28,547	$35,095

Basic and diluted net investment income per share of common stock	$0.50	$0.53
Basic and diluted increase in net assets resulting from operations per share of common stock	$0.44	$0.55
Basic and diluted weighted average common stock outstanding	64,676,192	64,562,265

See Notes to Consolidated Financial Statements

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through March 31, 2025, BCSF has invested approximately $9,060.8 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. (646) 502-3549

clusk@stantonprm.com